Exhibit 8

Tsakos Energy Navigation Ltd. and Subsidiaries

Company	Country of Incorporation
Oak Shipping Co. Ltd.	Liberia
Romeo Shipping Company Limited	Liberia
Juliet Shipping Company Limited	Liberia
Rigoletto Shipping Company Limited	Liberia
Essex Shipping Co. Ltd	Liberia
Figaro Shipping Company Limited	Liberia
Soumelia Marine Co. Ltd.	Cyprus
Dinema Shipping Co. Ltd.	Cyprus
Grevia Marine Co. Ltd.	Cyprus
Seaport Shipping Corp.	Liberia
Kingsbridge Shipping Co. Ltd.	Liberia
Azimuth Shipping Company Ltd.	Liberia
Horizana Shipping Co. Ltd.	Malta
Fortitude Shipping Co. Ltd.	Malta
Klera Navigation Co. Ltd.	Cyprus
Divino Maritime Co. Ltd.	Cyprus
Estoril Maritime Co. Ltd.	Cyprus
Jersey Shipping Co. Ltd.	Cyprus
Annapolis Shipping Co. Ltd.	Cyprus
Bosphorus Shipping Co. Ltd.	Liberia
Status Fame S.A.	Panama
Magnum Faith S.A.	Panama
Ergo Glory S.A.	Panama
Sea Mayfair S.A.	Panama
Oceana Shipping Company Ltd.	Liberia
World Excellence S.A.	Panama
Avra Trading Co. Ltd.	Liberia
Apollo Honour S.A.	Panama
Fortune Faith S.A.	Panama
Oceanic Glory S.A.	Panama
Victory Faith S.A.	Panama
Apollo Glory S.A.	Panama
Apollo Excellence S.A.	Panama
Victory Spirit S.A.	Panama
Victory Mare S.A.	Panama
Activity Excellence S.A.	Panama
Mercury Emerald S.A.	Panama
Powerful Shipping S.A.	Panama
Baldwin Shipping Company Limited	Liberia
Worldwide Overseas S.A.	Panama
Sea Optima S.A.	Panama